UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 29, 2011

DORMAN PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-18914	23-2078856
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3400 East Walnut Street, Colmar, Pennsylvania		18915
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 997-1800

N/A

Former name, former address, and former fiscal year, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On April 29, 2011, each of Steven L. Berman, Chief Executive Officer and Chairman of Dorman Products, Inc. (the “Company”), Jordan S. Berman, the father of the late Richard Berman and Steven Berman, and the estate of Richard N. Berman advised the company that they entered into Rule 10b5-1 trading plans (each a “Plan” and collectively, the “Plans”). The total number of shares to be sold under the Plans is less than 10% of the combined beneficial holdings of the Berman family. The Plans replace plans that had been recently terminated as described herein.

Steven L Berman advised the Company that he entered into a Plan with a broker to manage the sale of up to 245,000 shares of the Company’s common stock, subject to the terms and conditions of the Plan. Mr. Berman’s Plan is solely for estate planning and diversification purposes and will effect both the sale of shares held by him directly and the sale of shares held in grantor annuity trusts established by him. Mr. Berman is the grantor and trustee of such trusts established for the benefit of his family members. Mr. Berman’s Plan replaces the plan entered into by him which terminated on March 11, 2011.

Mr. Berman also advised the Company that the estate of Richard N. Berman, of which he and Sharyn Berman are joint executors, also entered into a Plan with a broker to manage the sale of up to 245,000 shares of the Company’s common stock, subject to the terms and conditions of the Plan. The late Richard Berman is the Company’s former Chief Executive Officer and Chairman and the brother of Steven L. Berman. Sharyn Berman is the widow of the later Richard Berman and the sister-in-law of Steven Berman. The Plan for the estate of Richard N. Berman replaces the Plan entered into by the late Richard Berman which terminated on his death in January 2011 and is being effected solely for estate administration purposes.

Jordan S. Berman, the father of the late Richard N. Berman and Steven L. Berman, also advised the Company that he entered into a Plan with a broker for the sale of up to 100,000 shares of Company stock, subject to the terms and conditions of the Plan. Sales of Company stock by Jordan Berman pursuant to his plan are being effected solely for estate planning purposes.

Each Plan expires on April 28, 2012, unless renewed, extended, or terminated earlier. Neither the Bermans nor the estate will have control over the timing of stock sales under his respective Plan, thereby allowing trades to occur exempt from “blackout periods” prescribed by the Company’s Insider Trading Policy. Any transactions effected by Steven Berman under his plan or on behalf of the estate will be reported through his individual Form 4 filings with the Securities and Exchange Commission, as appropriate. Each of the Bermans and the estate filed a Form 144 with respect to their proposed sales.

Each Plan is intended to satisfy the affirmative defense conditions of Rule 10b5-1 of the Securities Exchange Act of 1934. Rule 10b5-1 allows corporate insiders to establish prearranged written stock plans. A Rule 10b5-1 plan must be entered into in good faith at a time when the insider is not aware of material, nonpublic information.

Each of the Bermans and the estate has stated that his or its respective trading plan is designed to allow him or it to monetize a portion of his or its equity position in a systematic, nondiscretionary manner with the goal of minimal market impact and compliance with regulations adopted by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORMAN PRODUCTS, INC.

Date: April 29, 2011	By:	/s/ Matthew Kohnke
Name: Matthew Kohnke
Title: Chief Financial Officer